UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 20, 2010

Date of Report (Date of Earliest Event Reported)

PACWEST BANCORP

(Exact Name of Registrant as Specified in Charter)

DELAWARE	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 West “A” Street

San Diego, California 92101

(Address of Principal Executive Offices)(Zip Code)

(619) 233-5588

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 20, 2010, Pacific Western Bank (the “Bank”), a wholly owned subsidiary of PacWest Bancorp, assumed all deposits and acquired certain assets and liabilities (the “Acquisition”) of Los Padres Bank, FSB, a federally chartered savings bank headquartered in Solvang, California (“Los Padres Bank”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Los Padres Bank, pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC on August 20, 2010 (the “Agreement”). On August 23, 2010, the Bank opened as Pacific Western Bank branches 14 former Los Padres Bank branches, including 11 California branches - three in Ventura County, five in Santa Barbara County and four in San Luis Obispo County - and three Arizona branches in Maricopa County.

Under the terms of the Agreement, the Bank acquired certain assets of Los Padres Bank, including all loans, and assumed substantially all of its liabilities, including all deposits. Based upon a preliminary closing with the FDIC as of August 20, 2010, the Bank (a) acquired $551.4 million in loans, $48.3 million in other real estate owned, $33.2 million in U.S. Government and agency securities, $10.6 million in Federal Home Loan Bank stock and $35.3 million in cash and other assets, and (b) assumed $751.4 million in deposits, $70.0 million in Federal Home Loan Bank advances and $1.5 million in other liabilities. All of these amounts are at Affinity Bank’s book value and do not reflect fair value. In connection with the Acquisition, the FDIC made a cash payment to the Bank of approximately $144 million. The foregoing estimates are subject to adjustment based upon final settlement with the FDIC. The terms of the Agreement provide for the FDIC to indemnify the Bank against claims with respect to liabilities of Los Padres Bank not assumed by the Bank and certain other types of claims listed in the Agreement.

Other than a deposit premium of approximately $3 million, the Bank paid no cash or other consideration to acquire Affinity Bank. As part of the Acquisition, the Bank and the FDIC entered into a loss-sharing agreement covering future losses incurred on loans and foreclosed loan collateral (“covered assets”). Pursuant to the terms of the loss sharing agreement, the FDIC is obligated to reimburse the Bank for 80% of losses with respect to covered assets. The Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid the Bank 80% reimbursement under the loss sharing agreement.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 to this Current Report and incorporated by reference herein.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

ITEM 7.01. REGULATION FD DISCLOSURE

On August 20, 2010, PacWest Bancorp issued a press release announcing the Acquisition. On August 23, 2010, PacWest issued a further press release announcing that it had opened the former Los Padres Bank branches as Pacific Western Bank branches and providing additional information regarding the Acquisition. Copies of the press releases have been attached as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than November 5, 2010.

(b)           Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than November 5, 2010.

(d)           Exhibits

2.1           Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Los Padres Bank, Solvang, California, the Federal Deposit Insurance Corporation and Pacific Western Bank, dated as of August 20, 2010.

99.1         Press Release dated August 20, 2010.

99.2         Press Release dated August 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PacWest Bancorp

Date: August 26, 2010	By:	/s/ Victor R. Santoro
Victor R. Santoro
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Los Padres Bank, Solvang, California, the Federal Deposit Insurance Corporation and Pacific Western Bank, dated as of August 20, 2010.

99.1	Press Release dated August 20, 2010.

99.2	Press Release dated August 23, 2010.